Loan Assignment Agreement

Orogen Minerals Limited

DRD (Isle of Man) Limited

and

Orogen Minerals (Porgera) Limited

Freehills  [Logo]

QV.1 Building 250 St Georges Terrace Perth Western Australia 6000 Australia

Telephone +61 8 9211 7777 Facsimile +61 8 9211 7878

www.freehills.com   DX 104   Perth

SYDNEY MELBOURNE PERTH BRISBANE HANOI HO CHI MINH CITY SINGAPORE

Correspondent Offices JAKARTA KUALA LUMPUR

Liability limited by the Solicitors’ Limitation of Liability Scheme, approved under the Professional Standards Act 1994 (NSW)

Reference

i

This loan assignment agreement

is made on 14 October 2003 between the following parties:

1.                                      Orogen Minerals Limited
a company incorporated under the laws of the Independent State of Papua New Guinea with company number 2-25619 of Level 5, MMI Pacific Insurance Building, Champion Parade, Port Moresby, National Capital District
(OML)

2.                                      DRD (Isle of Man) Limited
a company incorporated under the laws of the Isle of Man with company number 94445C of Grosvenor House, 66/67 Athol Street, Douglas, Isle of Man
(DRD (IoM))

3.                                      Orogen Minerals (Porgera) Limited
a company incorporated under the laws of the Independent State of Papua New Guinea with company number 1-25740 of Level 5, MMI Pacific Insurance Building, Champion Parade, Port Moresby, National Capital District
(OMP)

Recitals

A.                                   OML has provided the Loan to OMP.

B.                                     OML, DRD (IoM) and OMP are (among others) parties to the deed of amalgamation between OML, DRD (IoM), Mineral Resources Porgera Limited, OMP, Oil Search Limited, Dome Resources (PNG) Limited and Durban Roodepoort Deep, Limited, dated 14 October 2003 (Deed of Amalgamation) whereby OML has agreed, amongst other things, to assign the benefit of the Loan to DRD (IoM) and DRD (IoM) has agreed to accept the assignment.

The parties agree

in consideration of, among other things, the mutual promises contained in this agreement:

1.             DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this agreement:

Dollars or “$” means the lawful currency of the United States of America; and

Loan means the loan for the amount of the Loan Balance, held in Dollars, owed by OMP to OML, on the terms set out in the schedule.

1.2          Interpretation

A word or phrase (other than one defined in clause 1.1) defined in the Deed of Amalgamation has the same meaning in this agreement.

1.3          Inclusive expressions

Specifying anything in this agreement after the word “includes” or “for example” or similar expressions does not limit what else is included unless there is express wording to the contrary.

2.             ACKNOWLEDGMENT AND ASSIGNMENT

(a)           OMP acknowledges the existence of the Loan.

(b)           In consideration of the payment to be made by DRD (IoM) to OML at Completion under clause 8.5 of the Deed of Amalgamation, OML absolutely and unconditionally assigns the benefit of the Loan to DRD (IoM) with effect on and from Completion.

(c)           DRD (IoM) accepts the assignment.

3.             CONSENT AND NOTICE

(a)           In consideration of the payment to be made by DRD (IoM) to OML at Completion under clause 8.5 of the Deed of Amalgamation, OMP consents to the assignment in clause 2.

(b)           OMP acknowledges receipt of notice of the assignment in clause 2.

(c)           The parties agree and acknowledge that on and from Completion:

(1)           OMP will be indebted to DRD (IoM) for the amount of the Loan Balance; and

(2)           OMP will be released from, and have no liability under or in respect of, the Loan to OML.

4.             REPRESENTATIONS AND WARRANTIES

4.1          General representations and warranties by OML

(a)           OML represents and warrants to DRD (IoM) that:

(1)           authority: it has full power and authority to enter into and perform its obligations under this agreement;

(2)           binding obligations: this agreement constitutes a legal, valid and binding obligation of each of OML and OMP and is enforceable in accordance with its terms subject to any necessary stamping and registration and to equitable principles and laws generally affecting creditors rights;

(3)           transaction permitted: the execution, delivery and performance of this agreement by each of OML and OMP does not and will not violate:

(A)          any law, regulation, authorisation, ruling, consent, judgment, order or decree of any Government Agency;
(B)           the relevant constitution or other constituent documents of each of OML and OMP; or
(C)           any Encumbrance, undertaking or document which is binding on either of OML or OMP or on any of their assets,

and do not and will not result in:

(D)          the creation or imposition of any Encumbrance or restriction of any nature on any of the assets of either of OML or OMP; or
(E)           the acceleration of the date of payment of any obligation existing under any Encumbrance, undertaking or document which is binding upon either of OML or OMP or on any of its assets;

(4)           no trusts: neither OML nor OMP enters into this agreement as trustee of any trust or settlement;

(5)           Loan valid: the Loan constitutes a legal, valid and binding obligation of OMP to repay all moneys owing by OMP on demand, such Loan being enforceable against OMP in accordance with its terms; and

(6)           terms: OML has disclosed, or caused to be disclosed, to DRD (IoM) all material terms of the Loan.

(b)           The representations and warranties given in clause 4.1 survive the execution of this agreement and the occurrence of Completion.

(c)           OML acknowledges that DRD (IoM) has entered into this agreement in reliance on the representations and warranties given by OML in this clause 4.1 and in the Deed of Amalgamation.

4.2          General representations and warranties by DRD (IoM)

(a)           DRD (IoM) represents and warrants to OML that:

(1)           authority: it has full power and authority to enter into and perform its obligations under this agreement;

(2)           binding obligations: this agreement constitutes a legal, valid and binding obligation of DRD (IoM) and is enforceable in accordance with its terms subject to any necessary stamping and registration and to equitable principles and laws generally affecting creditors rights;

(3)           transaction permitted: the execution, delivery and performance of this agreement by DRD (IoM) does not and will not violate:

(A)          any law, regulation, authorisation, ruling, consent, judgment, order or decree of any Government Agency;
(B)           the relevant constitution or other constituent documents of each of DRD (IoM); or
(C)           any Encumbrance, undertaking or document which is binding on either of DRD (IoM) or on any of their assets,

and do not and will not result in:

(D)          the creation or imposition of any Encumbrance or restriction of any nature on any of the assets of DRD (IoM); or
(E)           the acceleration of the date of payment of any obligation existing under any Encumbrance, undertaking or document which is binding upon DRD (IoM) or on any of its assets;

(4)           no trusts: DRD (IoM) does not enter into this agreement as trustee of any trust or settlement;

(b)           The representations and warranties given in clause 4.2 survive the execution of this agreement and the occurrence of Completion.

(c)           DRD (IoM) acknowledges that OML has entered into this agreement in reliance on the representations and warranties given by DRD (IoM) in this clause 4.2 and in the Deed of Amalgamation.

5.             GOVERNING LAW

This agreement is governed by the law of New South Wales and each party irrevocably submits to the exclusive jurisdiction of the courts of New South Wales.

6.             STAMP DUTY AND COSTS

(a)           OML must pay any Stamp Duty payable in relation to the acknowledgement of the debt, representing the Loan, contained in this agreement.

(b)           OML must indemnify DRD (IoM) against any claim made against DRD (IoM) or any of DRD (IoM)’s related corporations in relation to the failure by OML to pay any Stamp Duty that is payable on or in relation to this agreement in accordance with clause 6(a) and any fines or penalties in relation to the payment of Stamp Duty.

(c)           Each party must pay its own legal costs in respect of this agreement.

Schedule

Amount of Loan:	Loan Balance (as defined in the Deed of Amalgamation).
Currency:	All amounts advanced under the Loan and all repayments are to be made in Dollars
Further advances:	Further drawdowns permitted at the absolute and uncontrolled discretion of OML
Repayment:	Within 5 business days of a written demand by OML
Interest rate:	90 day LIBOR for Dollars plus 2.5% per annum
Security:	Unsecured
Governing Law:	The laws of New South Wales.

Executed as an agreement:

Signed by Orogen Minerals Limited by:

/s/ T. Wilson	/s/ M.G. Sullivan
Witness	Authorised Officer

T. Wilson	M.G. Sullivan
Name (please print)	Name (please print)

Signed for DRD (Isle of Man) Limited by its attorney in the presence of:

/s/ D.J. Pretorius	/s/ Ian Murray
Witness	Authorised Officer

D.J. Pretorius	Ian Murray
Name (please print)	Name (please print)

Signed by Orogen Minerals (Porgera) Limited by:

/s/ T. Wilson	/s/ M.G. Sullivan
Witness	Authorised Officer

T. Wilson	M.G. Sullivan
Name (please print)	Name (please print)